UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway,	Short Hills,	New Jersey	07078
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ISBC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On December 17, 2019, Investors Bancorp, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Blue Harbour Group, L.P. (“Blue Harbour”), pursuant to which the Company agreed to repurchase from Blue Harbour the 27,318,628 shares of the Company’s common stock beneficially owned by Blue Harbour, at a purchase price of $12.29 per share, representing aggregate consideration of approximately $335.7 million. The share repurchase will be made outside of, and will not count toward, the Company’s existing share repurchase program.

The transaction is expected to close at the close of business on December 18, 2019, subject to customary closing conditions. In connection with the Purchase Agreement, Peter H. Carlin has submitted his resignation from the Board of Directors of the Company and its wholly owned subsidiary, Investors Bank, effective as of the closing of the repurchase transaction. Mr. Carlin has been Blue Harbour’s designated representative on the Boards, pursuant to an agreement dated March 27, 2017 between the Company and Blue Harbour (the “2017 Agreement”), which 2017 Agreement is superseded by, and terminated as a result of, the Purchase Agreement.

A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

The Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 1.02	Termination of Material Definitive Agreement

As the result of the Purchase Agreement disclosed in Item 1.01 of this Form 8-K, the 2017 Agreement between the Company and Blue Harbour has been superseded and is terminated.

Item 5.02	Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosure contained in Item 1.01 of this Form 8-K. On December 17, 2019 Peter H. Carlin submitted his resignation from the Board of Directors of the Company, effective upon the closing of the repurchase of shares pursuant to the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement dated December 17, 2019 between Investors Bancorp, Inc. and Blue Harbour Group, L.P.

99.1	Press release dated December 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: December 18, 2019	By:	/s/ Brian Doran
Brian Doran
Executive Vice President and General Counsel